Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference and inclusion in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-190645) prepared by PetroQuest Energy, Inc. (the “Company”) of our report dated June 14, 2013, with respect to the statements of revenues and direct operating expenses of oil and natural gas properties acquired from Hall-Houston Exploration II, L.P., Hall-Houston Exploration III, L.P., Hall-Houston Exploration IV, L.P. and GOM-H Exploration, LLC by the Company for the years ended December 31, 2012 and 2011, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 13, 2013.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement and in each Prospectus or Prospectus Supplement to which any such Registration Statement relates.

/s/ UHY LLP

Houston, Texas

September 17, 2013